Exhibit 10.13

Confidential Treatment Requested by Puma Biotechnology, Inc.

CONFIDENTIAL

LICENSE AGREEMENT

BETWEEN

PUMA Biotechnology, Inc.

AND

SPECIALISED THERAPEUTICS ASIA PTE LTD (Singapore)

Confidential Treatment Requested by Puma Biotechnology, Inc.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is made and entered into effective as of November 20, 2017 (the “Effective Date”) by and between PUMA Biotechnology, Inc., a company incorporated in Delaware, United States of America, with its principal place of business at 10880 Wilshire Blvd., Suite 2150, Los Angeles, CA 90024 (“PUMA”), as licensor, and Specialised Therapeutics Asia Pte Ltd., a proprietary limited company incorporated under the laws of the Republic of Singapore, with its principal place of business at 50 Raffles Place, #32-01, Singapore Land Tower, Singapore, 048623 (“STA”), as licensee.  PUMA and STA are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.

WHEREAS, PUMA has entered into a License Agreement with Pfizer, Inc. (“Pfizer”) dated August 18, 2011, as amended (the “Pfizer License Agreement”), pursuant to which PUMA received an exclusive, worldwide license, with the right to grant sublicenses, to develop and commercialize neratinib;

B.	WHEREAS, PUMA has obtained regulatory approval of neratinib in the United States; and
C.

WHEREAS, PUMA is entitled to, and wishes to grant to STA, and STA wishes to take, a license under intellectual property rights controlled by PUMA to commercialize neratinib in certain countries, in accordance with the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1
DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1	“Additional Indications” means the treatment of HER2+ metastatic breast cancer.
1.2

“Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party.  For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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direct the management or policies of a business entity, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise, or (b) the ownership, directly or indirectly, of 50% or more of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its controlling entity).

1.3	“Agreement” has the meaning set forth in the preamble hereto.
1.4	“Alliance Manager” has the meaning set forth in Section 3.3.
1.5	“Applicable Law” means applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities that may be in effect from time to time.
1.6	“ARTG” shall mean the Australian Register of Therapeutic Goods and any successor governmental authority having substantially the same function.
1.7	“Business Day” means a day other than a Saturday or Sunday on which banking institutions in Singapore or New York, USA are not closed.
1.8	“Calendar Quarter” means each successive period of three calendar months commencing on January 1, April 1, July 1 and October 1.
1.9	“Clinical Data” means all data, reports and results with respect to the Licensed Product.
1.10	“Clinical Studies” means human clinical trials for the Licensed Product and any other tests and studies for the Licensed Product in human subjects.
1.11

“Commercialization” means any and all activities (whether before or after Regulatory Approval) directed to the marketing, promotion and sale of the Licensed Product in the Field in the Territory after all the Regulatory Approvals for commercial sale in the Territory have been obtained.  When used as a verb, “Commercializing” means to engage in Commercialization and “Commercialize” and “Commercialized” shall have corresponding meanings.

1.12

“Commercially Reasonable Efforts” means the level of efforts and resources comparable to the efforts and resources commonly used by companies in the Territory with resources and expertise similar to those of STA (including its Affiliates) for compounds or products of similar market potential as the Licensed Product and at a similar stage in development or product life as the Licensed Product, taking into consideration market exclusivity, profitability, market potential, potential competition and intellectual property protection. “Commercially Reasonable Efforts” shall be determined on a product-by-product and an indication-by-indication basis.

1.13	“Competing Product” means any pharmaceutical product for use in any Indications in the Field in the Territory.
1.14	“Compound” means the compound known as “neratinib”, which has the chemical structure described in Exhibit B attached hereto.
1.15	“Confidential Information” has the meaning set forth in Section 9.1.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

1.16

“Controlled” means, with respect to any Information and Invention, Regulatory Documentation, Patent or other intellectual property right, that a Party or one or more of its Affiliates owns or has a license to such Information and Invention, Regulatory Documentation, Patent or intellectual property right and has the ability to grant to the other Party access, a license or a sublicense (as applicable) thereto as provided for herein without violating the terms of any agreement or other arrangements with any Third Party existing at the time such Party would be first required hereunder to grant the other Party such access, license or sublicense. “Control” and shall have a corresponding meaning.

1.17

“CTD” means Common Technical Document, which reflects harmonized structure and format for presenting Chemistry, Manufacturing and Controls information in a registration dossier for pharmaceutical products.

1.18	“Disclosing Party” has the meaning set forth in Section 9.1.
1.19	“DMF” shall mean a Drug Master File maintained with the FDA or its equivalent maintained with any Regulatory Authority.
1.20	“Dollars” or “$” means United States Dollars.
1.21

“Drug Approval Application” means (i) a New Drug Application (an “NDA”) as defined in the US Food, Drug and Cosmetic Act and the regulations promulgated thereunder (including all additions, supplements, extensions and modifications thereto); (ii) a Marketing Authorization Application (an “MAA”) filed with the European Medicines Agency (“EMA”) pursuant to the centralized approval procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure; and (iii) any corresponding substantially equivalent application in the Territory.

1.22	“Effective Date” has the meaning set forth in the preamble hereto.
1.23	"EMA" has the meaning set forth in the definition of “Drug Approval Application”.
1.24	“FDA” means the United States Food and Drug Administration and any successor agency thereto.
1.25	“Field” means the Indications.
1.26

“First Commercial Sale” means, with respect to the Licensed Product in the Territory, the first commercial sale in the Territory for monetary value for use or consumption by the general public of the Licensed Product in the Territory in the Field after all the Regulatory Approvals from the relevant Regulatory Authorities have been obtained for the Licensed Product in the Territory, including the approval of the Drug Approval Application and the pricing and reimbursement approval by the relevant Regulatory Authority.  Sales prior to the approval of the applicable Drug Approval Application, such as so-called “treatment IND sales”, “named patient sales” and “compassionate use sales”, shall not constitute a First Commercial Sale.

1.27	“GAAP” means the generally accepted accounting principles in the United States, consistently applied.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

1.28

“IND” means an application for Clinical Trial Notification filed with the ARTG or an investigational new drug application filed with the FDA, the EMA or other Regulatory Authorities for authorization to commence Clinical Studies in the applicable jurisdiction (including all additions, supplements, extensions and modifications thereto).

1.29	“Indemnified Party” has the meaning set forth in Section 11.3.
1.30	“Indemnifying Party” means the Party from whom indemnification is sought pursuant to Section 11.3.
1.31	“Indications” means the Initial Indication and the Additional Indications.
1.32

“Information and Inventions” means, to the extent required to enable STA to Commercialize the Licensed Product in the Territory in the Field, all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, protocols, assays, structures, sequences, processes, practices, formulas, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including pre-clinical trial results and Clinical Study results, (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed, and all other discoveries, developments, inventions (whether or not confidential, proprietary, patented or patentable), and tangible embodiments of any of the foregoing.

1.33	“Initial Indication” means the extended adjuvant treatment of women with HER2+ early stage breast cancer.
1.34	“Joint Inventions” has the meaning set forth in Section 7.3.
1.35

“Licensed Know-How” shall mean, whether patentable or not, all the research and development information or data that is necessary or useful to the Commercialization of the Licensed Product that are not generally known and that are Controlled by PUMA or its Affiliates as of the Effective Date or thereafter become Controlled by PUMA or its Affiliates.

1.36

“Licensed Patents” means (a) the national, regional and international patents and patent applications that are necessary or useful for the Commercialization of the Licensed Product, including provisional patent applications, in each case, that are Controlled by PUMA or one or more of its Affiliates as of the Effective Date, or that thereafter become Controlled by PUMA or its Affiliates, including but not limited to those set forth on Exhibit A attached hereto, (b) all patent applications filed from any of the foregoing provisional patent applications in sub-section (a), (c) all patent applications that claim priority to any patent or patent applications in sub-section (a) or sub-section (b), including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (d) any and all patents that have issued or in the future issue from any of foregoing patent applications in sub-section (a), sub-section (b) or sub-section (c), including utility models, petty patents and design patents and certificates of invention, and (e) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of any of the foregoing patents or patent applications in sub-section (a), sub-section (b), sub-section (c) or sub-section (d).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

1.37	“Licensed Product” means any pharmaceutical product containing the Compound, in finished form.
1.38	“Losses” has the meaning set forth in Section 11.1.
1.39	"MAA" has the meaning set forth in the definition of “Drug Approval Application”.
1.40	“Markings” has the meaning set forth in Section 4.7.
1.41	“Milestone Event” has the meaning set forth in Section 6.2.
1.42	“Milestone Payment” has the meaning set forth in Section 6.2.
1.43	“NDA” has the meaning set forth in the definition of “Drug Approval Application.”
1.44	“Nerlynx Staff” has the meaning set forth in Section 4.2.4(b).
1.45

“Net Sales” means the gross amount invoiced by or on behalf of STA, its Affiliates and their respective Sublicensees for sales of any Licensed Product in the Territory (other than sales among STA, its Affiliates or Sublicensees for subsequent resale in which case the first sale to a Third Party that is not a Sublicensee shall be used for calculation of Net Sales), less the following deductions if and to the extent they are (i) included in the gross invoiced sales price of the Licensed Product or otherwise directly incurred by STA, its Affiliates and their respective Sublicensees with respect to the sale of the Licensed Product, (ii) normal and customary, and (iii) not otherwise deducted in computing other amounts hereunder: (a) rebates, quantity and cash discounts, and other discounts to customers, (b) taxes (except income taxes) and tariffs or duties paid, absorbed or allowed which are directly related to the sale of the Licensed Product, (c) credits, allowances, discounts and rebates to, and chargebacks for, spoiled, damaged, out-dated, rejected or returned Licensed Product (including in connection with Licensed Product withdrawals, expired Licensed Product and Licensed Product recalls), (d) actual freight and insurance costs, including without limitation the costs of export licenses, shipping, postage and handling charges, incurred in transporting the Licensed Product to customers, (e) discounts or rebates or other payments required by Applicable Law, including any governmental special medical assistance programs, (f) customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of the Licensed Product, and (g) bad debts actually written off in connection with such Licensed Products.

Subsections (a) through (g) shall be collectively referred to as “Deductions”. The following principles shall apply in the calculation of Net Sales:

•

In the case of any sale of Licensed Product which is not invoiced or is delivered before invoice, Net Sales shall be calculated at the time of shipment or when the Licensed Product is paid for, if paid for before shipment or invoice.

•

In the case of any sale or other disposal of Licensed Product for non-cash consideration, Net Sales shall be calculated as the fair market price of the Licensed Product in the country of sale or disposal.  Notwithstanding the foregoing, provision of the Licensed Product for the purpose of conducting pre-clinical or clinical research shall not be deemed to be a sale. For clarity, any Licensed Product provided as free samples or as charitable donations shall not give rise to any Net Sales.

•	Net Sales shall be determined in accordance with GAAP.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

1.46	“Ongoing Clinical Trials” means those Clinical Studies listed on Exhibit C attached hereto.
1.47	“Party” and “Parties” each has the meaning set forth in the preamble hereto.
1.48

“Patents” means (a) all national, regional and international patents and patent applications, including provisional patent applications, (b) all patent applications filed from any of the foregoing provisional patent applications in sub-section (a), (c) all patent applications that claim priority to any patent or patent applications in sub-section (a) or sub-section (b), including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications, (d) any and all patents that have issued or in the future issue from any of foregoing patent applications in sub-section (a), sub-section (b) or sub-section (c), including utility models, petty patents and design patents and certificates of invention, and (e) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of any of the foregoing patents or patent applications in sub-section (a), sub-section (b), sub-section (c) or sub-section (d).

1.49	“PBS” means the Pharmaceutical Benefits Scheme administered by the Australian Department of Health and any successor scheme.
1.50

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, proprietary company, proprietary limited company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.51	“Pfizer” has the meaning set forth in Recital hereto.
1.52	“Pfizer License Agreement” has the meaning set forth in Recital A hereto.
1.53	“Product Infringement” has the meaning set forth in Section 7.7.2.
1.54

“Product Labeling” means, with respect to the Licensed Product, (a) the full prescribing information approved by the TGA for the Licensed Product in the Territory, including any required patient information and (b) all labels and other written, printed or graphic matter upon a container, wrapper or any package insert utilized with or for the Licensed Product in the Territory.

1.55	“PUMA” has the meaning set forth in the preamble hereto.
1.56	“PUMA Data” has the meaning set forth in Section 3.6.1.
1.57	“PUMA Inventions” has the meaning set forth in Section 7.4.
1.58	“Receiving Party” has the meaning set forth in Section 9.1.
1.59

“Regulatory Approval” means, with respect to the Licensed Product, any and all approvals (including Drug Approval Applications), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell or market the Licensed Product in the Territory when used with reference to STA, or outside the Territory when used with reference to PUMA, including, (a) pricing or reimbursement approval, (b) pre- and post-approval marketing authorizations, and (c) Product Labeling approval.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

1.60

“Regulatory Authority” means any applicable supra-national, national, regional, state, provincial or local regulatory agencies, departments, bureaus, commissions, councils or other government entities regulating or otherwise exercising authority with respect to the Commercialization of the Licensed Product in the Territory when used in the context of STA, or outside the Territory when used with reference to PUMA.

1.61

“Regulatory Documentation” means all (a) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations and approvals (including all Regulatory Approvals), (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files and complaint files and (c) Clinical Data and any other data contained in any of the foregoing, in each case ((a), (b) and (c)) relating to the Licensed Product.

1.62

“Related Party” shall mean any Affiliate of a Party and any licensee or Sublicensee of such Party, but excluding distributors. For clarity, PUMA shall not be a Related Party of STA and STA will not be a Related Party of PUMA.

1.63

“Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis in the Territory, the period commencing on the First Commercial Sale of the Licensed Product in such country and expiring upon the later of: (a) expiration or abandonment of the last Valid Claim of the Patent which covers the Licensed Product in such country, or (b) the earlier of (x) the time when Generic Competitors to the Licensed Product have achieved [***] or more market share in such country based on unit volume, or (y) ten (10) years following the date of First Commercial Sale of the Licensed Product in such country.  “Generic Competitors” means, with respect to the Licensed Product being sold in any country, [***].

1.64	“STA” has the meaning set forth in the preamble hereto.
1.65	“STA Data” has the meaning set forth in Section 3.6.2.
1.66	“STA Indemnitee” has the meaning set forth in Section 11.1.
1.67	“STA Inventions” has the meaning set forth in Section 7.2.
1.68	“Sublicensee” means a Person, other than an Affiliate of STA, that is granted a sublicense by STA under and in accordance and compliance with this Agreement.
1.69

“Supply Agreement” means the agreement, contemplated by the Parties as of the date of this Agreement, between PUMA and STA, pursuant to which PUMA shall supply the Licensed Product to STA, as the same shall be executed and amended from time-to-time during the term of this Agreement, and any successor or replacement agreement providing for the sale of the Licensed Product to STA.

1.70	“Supporting Documents” has the meaning set forth in Section 12.5.2.
1.71	“TGA” means the Therapeutic Goods Administration of the Department of Health of the Commonwealth of Australia.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

1.72	“Territory” shall mean Australia, Brunei, Cambodia, Indonesia, Laos, Malaysia, Myanmar, New Zealand, Papua New Guinea, Philippines, Singapore, Thailand, Timor-Leste and Vietnam
1.73	“Third Party” means any Person other than PUMA, STA and their respective Affiliates.
1.74	“Third Party License” has the meaning set forth in Section 6.4.
1.75

“Trademark” means (i) “Nerlynx™” and any registrations thereof or any pending applications relating thereto in the Territory, subject to its approval in the Territory and (ii) any other trademark selected by the Parties pursuant to Section 4.6.

1.76	“United States” means the United States of America.
1.77

“Valid Claim” means either: (a) a claim of an issued and unexpired patent included within the Patents, which has not been permanently revoked or declared unenforceable or invalid by an unreversed and unappealable or unreversed and unappealed decision of a court or other appropriate body of competent jurisdiction, or (b) a claim of a pending patent application included within the Patent, which claim was filed in good faith, has not been pending for more than [***] from its priority date, and has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application.

ARTICLE 2
GRANT OF RIGHTS

2.1

Grant to STA.  Subject to the terms and conditions of this Agreement, PUMA hereby grants to STA an exclusive license (including with regard to PUMA and its Affiliates), with the right to grant sublicenses in accordance with Section 2.2, to exploit the Licensed Patents, the Licensed Know-How, the Joint Inventions and the Trademark to the extent necessary to permit STA to Commercialize the Licensed Product in the Field in the Territory for the duration of the Royalty Term.

2.2

Sublicenses.  The rights and licenses granted to STA under Section 2.1 shall include the right to grant sublicenses to its Affiliates and/or Third Parties through multiple tiers, solely to Commercialize the Licensed Product in the Field in the Territory, provided that:

2.2.1in the case of a grant of sublicense to an Affiliate of STA, STA shall give [***] prior written notice to PUMA;

2.2.2in the case of a grant of sublicense to a Third Party, STA may not grant such sublicense without the prior written consent of PUMA, which consent may not be unreasonably withheld or delayed; and

2.2.3provided that in each of Sections 2.2.1 and Section 2.2.2, STA shall remain responsible jointly and severally for the performance or non-performance of any such Sublicensee and any such sublicenses shall be consistent with the terms and conditions of this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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2.3

STA’s Obligations as Licensee.  STA shall use, and it shall cause its Affiliates and its Sublicensees to use, Commercially Reasonable Efforts to Commercialize the Licensed Product in the Territory in the Field, in order to maximize the Net Sales derived from the Licensed Product throughout the term and continuance of this Agreement.  In particular, STA shall use and it shall cause its Affiliates and its Sublicensees to use Commercially Reasonable Efforts: (i) apply for and obtain all required Regulatory Approvals in the Territory; (ii) make the First Commercial Sale of the Licensed Product in the Territory within [***] following the receipt of the Regulatory Approvals for the Initial Indication by the TGA and PBS, (iii) maintain a sales force and provide for relevant staff to manage the pre- and post-launch activities required to Commercialize the Licensed Product in the Territory in the Field; and (iv) seek to maximize sales of the Licensed Product in the Territory in the Field.

2.4

No Implied Rights.  For the avoidance of doubt, STA, its Sublicensees and its and their respective Affiliates shall have no right, express or implied, with respect to the Licensed Patents, the Licensed Know-How, the Joint Inventions or the Trademark, except as expressly provided in Section 2.1 and Section 2.2, as applicable.

2.5

Retained Rights. Except for the license expressly granted in Sections 2.1 and 2.2 of this Agreement, PUMA retains all rights under its intellectual property and no other rights shall be deemed granted by PUMA to STA under this Agreement (whether expressly, by implication, or by estoppel).

2.6

The Pfizer License Agreement.  STA acknowledges that the rights granted to STA under this Agreement that constitute a sublicense under the Pfizer License Agreement are, in addition to being limited by and are subject to the terms and conditions of this Agreement, further limited by the terms and conditions of the Pfizer License Agreement. Notwithstanding Article 9, pursuant to the Pfizer License Agreement, STA acknowledges that PUMA will furnish to Pfizer a true and complete copy of this Agreement and any current and future amendments thereto, which Agreement may be redacted to omit information not directly relevant to the performance of PUMA’s obligations under the Pfizer License Agreement, within thirty (30) days after the Effective Date of this Agreement or any amendments hereto have been executed. To the extent requested by PUMA from time-to-time, STA will take reasonable steps to support PUMA’s compliance with obligations under the Pfizer License Agreement.

ARTICLE 3
REGULATORY APPROVALS

3.1	Drug Approval Applications.
3.2

In General.  STA shall have the right and obligation, at its own cost and expense, to prepare Drug Approval Applications and to submit such applications to the appropriate Regulatory Authorities.  Such Drug Approval Applications shall be sufficient, if granted, to permit STA to Commercialize the Licensed Product in the Field in the Territory.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.3

Alliance Managers.  Within [***] after the Effective Date, each Party shall appoint and notify the other Party of the identity of a representative having the appropriate qualifications, including a general understanding of pharmaceutical development and commercialization issues, to act as its alliance manager under this Agreement (the “Alliance Manager”). The Alliance Managers shall serve as the primary contact points between the Parties for the purpose of providing PUMA with information on the progress of STA’s Commercialization activities under this Agreement, in general, and the progress of its activities pursuant to Section 3.1 of this Agreement, in particular. The Alliance Managers shall also be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties.  Each Party may replace its Alliance Manager at any time upon written notice to the other Party, provided that the replacement representatives have appropriate qualifications.

3.4

Diligence.  STA shall use Commercially Reasonable Efforts to obtain and maintain Regulatory Approvals for the Licensed Product for the Initial Indication in the Territory once STA has received (i) the file in support of the NDA filed by PUMA for Licensed Product for the Initial Indication or (ii) the CTD filed by PUMA or its licensee with the EMA for Licensed Product for the Initial Indication, whichever shall occur first, and to the extent that STA Commercializes the Licensed Product for an Additional Indication, it shall also use Commercially Reasonable Efforts to obtain and maintain Regulatory Approvals for the Licensed Product for such Additional Indication in the Territory. Without limiting the generality of the preceding sentence, STA shall file its Drug Approval Application with the applicable Regulatory Authorities within [***] (or such other longer period agreed by the Parties) following the date on which PUMA provides STA with the requisite MAA file submitted to the EMA in support of the MAA for the Initial Indication, as well as all other documents and materials required for the said Drug Approval Application.  The obligations of STA referenced in the foregoing sentence and otherwise with respect to the Licensed Product are expressly conditioned upon the continuing absence of any material adverse condition or event relating to the safety or efficacy of the Licensed Product.

3.5

Regulatory Matters.  STA shall have the responsibility for preparing, obtaining and maintaining Drug Approval Applications and any other Regulatory Approvals and other submissions, and for conducting communications with the Regulatory Authorities, for the Licensed Product in the Territory. STA will promptly notify PUMA of all such material communications or correspondence with Regulatory Authorities and STA will provide to PUMA copies of all substantive written communications received by STA (or its Related Parties) from any Regulatory Authority, or submitted by STA (or its Related Parties) to any Regulatory Authority. STA shall allow PUMA to participate in meetings with Regulatory Authority where permitted by Applicable Laws, and  consult with PUMA, and consider in good faith any comments PUMA may have regarding, any and all such communications and correspondence. STA’s responsibility shall be to implement such activities on the basis of materials and documents provided by PUMA, and in any case STA will not be required to assemble data, conduct trials or the like unless such trial or other activities are specifically requested by an authority within the Territory, in which event STA shall be responsible for doing so. All Regulatory Approvals relating to the Licensed Product with respect to the Territory shall be owned by, and shall be the sole property and held in the name of, STA or its designated Affiliate or Sublicensee.  STA shall have the right to reference any regulatory filings or Regulatory Approvals Controlled by PUMA made or obtained in territories outside the Territory, including without limitation the DMF and master files maintained and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

Controlled by PUMA in territories outside the Territory.  PUMA, its Affiliates and its Related Parties shall have the right to reference any regulatory filings or Regulatory Approvals made or obtained by STA or its Affiliates or Related Parties in the Territory, including without limitation the DMF and master files maintained by STA or its Affiliates or Related Parties.

3.6	Data Exchange.
3.6.1

PUMA Data.  PUMA shall provide STA [***], copies of technical and scientific data Controlled by PUMA and produced in the development of the Licensed Product.  PUMA shall also provide a copy of the NDA submitted to the EMA for the Licensed Product (“PUMA Data”).  Likewise, PUMA will assist STA, as reasonably requested by STA, to supply additional information to answer questions that may arise from the Regulatory Authorities as well as to use reasonable efforts to provide certifications and declarations which may be requested by such Regulatory Authorities.

3.6.2

STA Data. STA shall provide to PUMA, promptly after such items are generated by or on behalf of STA, [***], copies of technical and scientific data obtained by STA in its preparation of Drug Approval Applications for the Licensed Product in the Territory, and abstracts and summaries of documents, in each case submitted to or filed with the Regulatory Authorities for the Licensed Product in the Territory (“STA Data”).  PUMA, its Affiliates and its licensees or Sublicensees or independent contractors shall be free to use the foregoing information provided by STA for the sole purpose of supporting its registrations with the Regulatory Authorities for its development or commercialization of the Licensed Product outside the Territory.

ARTICLE 4
COMMERCIALIZATION

4.1

In General.  STA shall Commercialize the Licensed Product in the Field in the Territory at its own cost and expense, including but not limited to pricing (subject to Section 4.5), distribution and booking sales.  STA shall not Commercialize or attempt to Commercialize the Licensed Product outside the Territory.  Without limiting the generality of the foregoing, STA shall not import or attempt to import the Licensed Product into any territory outside of the Territory or sell or attempt to sell the Licensed Product into any territory outside of the Territory.

4.2	Promotion and Marketing.
4.2.1

STA shall promote and distribute the Licensed Product in accordance with the Licensed Product profile and positioning approved in writing by PUMA and shall regularly supply PUMA [***] with the marketing and promotion plans that STA intends to implement with respect to the marketing and promotion of the Licensed Products within the Field in the Territory [***].  Such marketing and promotion plans shall be discussed with PUMA

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

via its Alliance Manager or such other PUMA representative as PUMA may designate from time to time, and be approved by PUMA in writing before use thereof. A marketing strategy for the Licensed Products shall be developed and prepared by STA consistently with the Regulatory Documentation as well as in accordance with the international profile of the Licensed Products as established by PUMA, and shall have to be discussed with and approved in writing by PUMA before implementation thereof. STA shall keep PUMA regularly and fully informed on all its promotional and marketing activities regarding the Licensed Product in the Territory and regular meetings shall be organised between the Parties in order to discuss any and all aspects relevant to the promotion and marketing of the Licensed Product within the Field in the Territory.

4.2.2

Marketing, advertising and promotional materials concerning the Licensed Product and training manuals for STA’s medical representatives shall be developed and prepared by STA in accordance with PUMA’s trademark and other guidelines, and provided to PUMA for review at least [***] in advance of any intended use. STA shall make all changes requested by PUMA provided that such changes are consistent with Applicable Law.  If PUMA does not provide any comments on such materials within [***] of their receipt, PUMA will be deemed to have approved such materials.  Any and all such materials and manuals may be used by STA strictly in accordance with the terms of this Agreement and any further instructions that PUMA or its Affiliates may provide with those materials.

4.2.3

Upon PUMA’s reasonable request, STA shall promptly supply to PUMA [***] original copies of all marketing, advertising and promotional materials relevant to the Licensed Product and all training manuals being used by STA’s sales representatives with respect to the promotion and marketing of the Licensed Product for the Indications in the Territory.  STA agrees to assign, and hereby assigns, to PUMA all right, title and interest, including all intellectual property rights, in and to such materials and training manuals.  STA shall execute any documents and take all actions reasonably required by PUMA to perfect the foregoing assignment.  PUMA hereby grants to STA an exclusive, royalty-free license to reproduce, distribute, perform, display, use, modify and exploit, directly or indirectly, any such marketing, advertising and promotional materials in connection with Licensed Product in the Field and in the Territory for the sole purpose of fulfilling STA’s obligations under this Agreement during the Royalty Term.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

4.2.4	Staffing
(a)

Throughout the term of this Agreement, STA shall, at its sole cost and expense, (i) maintain adequate numbers of appropriately qualified personnel for marketing the Licensed Product for the Indications throughout the Territory, (ii) continuously maintain an adequate and representative stock of the Licensed Product to meet market demand in the Territory and (iii) effectively distribute, advertise, market, and promote the sale and use, of the Licensed Product to approved dispensers for the Indications throughout the Territory.

(b)

Without limiting the generality of the obligations set forth in Sub-section 4.2.4(a), STA will allocate in Australia a sufficient number of appropriately qualified persons experienced in the promotion and distribution of oncology products to successfully distribute and promote the Licensed Product ("Nerlynx Staff"). The Nerlynx Staff will dedicate the percentage of their work hours set forth in Sub-section 4.2.4(c) below (calculated annually) to promoting and distributing the Licensed Product. [***] may be promoted or distributed by an oncology specialist representative member of the Nerlynx Staff. The Licensed Product will be in the first position on all details performed by the oncology specialist representatives for a minimum of [***] following the First Commercial Sale, and for a minimum of [***] following the receipt of the necessary Regulatory Approvals for the Additional Indications.  PUMA will have the right to audit all call reports.

(c)	At a minimum, unless agreed otherwise by the parties in accordance with this Section 4.2, the Nerlynx Staff will include,
(1)	[***], at least the following full time equivalent personnel in the following positions:

Position and number of full time equivalent personnel (FTE)	Percentage of work hours dedicated to promotion of Licensed Product
[***]	[***]%
[***]	[***]%

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

(2)	[***], the following full time equivalent personnel in the following positions:

Position and number of full time equivalent personnel (FTE)	Percentage of work hours dedicated to promotion of Licensed Product
[***]	[***]%
4.3

Diligence.  STA shall use Commercially Reasonable Efforts to Commercialize the Licensed Product in the Territory after having obtained all the Regulatory Approvals to do so.  The obligations of STA referenced in the foregoing sentence and otherwise with respect to the Licensed Product are expressly conditioned upon the continuing absence of any material adverse condition or event relating to the safety or efficacy of the Licensed Product. STA will provide PUMA a written report in reasonable detail regarding STA’s progress in Commercialization of the Licensed Product in the Territory, including a summary of activities conducted, significant events or milestones achieved, and other activities under this Article 4.

4.4

Compliance with Applicable Law.  STA shall, and shall cause its Sublicensees and its and their respective Affiliates to, comply with all Applicable Laws with respect to the Commercialization of the Licensed Product.

4.5

Sales, Pricing and Distribution.  STA shall be solely responsible for invoicing and booking sales, establishing all terms of sale (including pricing and discounts) and warehousing and distributing the Licensed Product in the Field in the Territory and shall perform all related services, in each case, in a manner consistent with the terms and conditions of this Agreement.  STA agrees to make best efforts to ensure that the pricing of the Licensed Product in the Territory shall be the highest fair market price subject to relevant Regulatory Approvals. PUMA must approve all pricing approvals or non-reimbursed listed prices in the Territory. STA shall be solely responsible for handling all returns, recalls and withdrawals, order processing, invoicing and collection, distribution and inventory and receivables with respect to the Licensed Product in the Territory.

4.6

Trademark.  STA shall Commercialize the Licensed Product in the Field in the Territory using the Trademark.  Notwithstanding the foregoing, if a Regulatory Authority in the Territory refuses to approve the Commercialization of the Licensed Product in the Field in the Territory using the Trademark, the Parties will agree on a substitute trademark(s) and will submit the same for approval.  PUMA will make application for registration of the substitute trademark in the Territory and will, [***], prosecute such application until the substitute trademark is registered for the Commercialization of the Licensed Product in the Field.  PUMA will own all intellectual property rights to the substitute trademark, if any.

4.7

Markings.  The promotional materials, packaging and Product Labeling for the Licensed Product used by STA or its Related Parties in connection with the Licensed Product in the Territory shall contain a reference to the fact that the Licensed Product and the Trademark are licensed from PUMA (collectively, the “Markings”).  The manner in which such reference is to be presented on promotional materials, packaging and Product Labeling for the Licensed Product shall be subject to prior review and approval by PUMA, such approval not to be unreasonably conditioned, withheld or delayed.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

ARTICLE 5
MANUFACTURE AND SUPPLY

5.1

PUMA shall have the sole right and responsibility to manufacture or have manufactured the Licensed Product for Commercialization in the Territory. The Parties shall execute a Supply Agreement within [***] in relation to the Licensed Product, pursuant to which PUMA shall supply to STA sufficient quantities of the Licensed Product to permit STA to perform its obligations hereunder.  STA shall notify PUMA if STA has reason to believe that a Third Party is selling pharmaceutical products containing the active pharmaceutical ingredient contained in the Licensed Product in the Territory in the Field and that the active pharmaceutical ingredient was sourced by such Third Party from PUMA, providing with such notice all details regarding such matter that STA has obtained.  Promptly following receipt of such notice, PUMA will investigate the matter and report its findings to STA.  If PUMA confirms that the facts alleged in the notice are correct, PUMA will, [***], take reasonable actions that PUMA, in its sole discretion, believes are necessary and appropriate, under any agreements between PUMA and such Third Party, to cause such Third Party to cease and desist from selling such pharmaceutical products in the Territory.

ARTICLE 6
MILESTONE PAYMENTS; ROYALTIES

6.1

Signature Payment.  Simultaneously with the execution and delivery of this Agreement, STA is paying to PUMA in consideration of the licenses granted pursuant to this Agreement the sum of [***], which payment the Parties agree shall be non-refundable.

6.2

Milestone Events.  Each Party who learns of the achievement of a milestone event described below shall immediately notify the other Party in writing upon the achievement of the corresponding milestone event (each, a “Milestone Event”) and PUMA shall then issue to STA a signed pro-forma invoice for the applicable Milestone Payment.  In partial consideration for assistance and collaboration pursuant to Section 3.6.1 in obtaining Regulatory Approvals in the Territory and for the rights granted to STA under this Agreement, STA shall pay PUMA the applicable non-refundable Milestone Payment within [***] after its receipt of the applicable pro-forma invoice signed by PUMA.

Milestone Event	Milestone Payment
(a)[***]	US$[***]
(b)[***]	US$[***]
(c)[***]	US$[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

6.3

Royalties.  STA shall pay PUMA a royalty equal to a percentage of the Net Sales of the Licensed Product in the Territory as specified in the following table in each Calendar Quarter during the Royalty Term and, in respect of any Net Sales comprising sales of the Licensed Product for use in a named patient access program, in each Calendar Quarter during any period prior to and including the Royalty Term, until the expiration of the Royalty Term:

Condition	Royalty Rate
(a)Annual revenue [***]	[***]
(b)Annual revenue [***]	[***]
(c)Annual revenue [***]	[***]
6.4

Third Party License.  If, during the Royalty Term and following the Effective Date, STA becomes aware that its Commercialization of the Licensed Product in the Territory may infringe the intellectual property rights of a Third Party, STA shall immediately notify PUMA in writing and the Parties shall jointly consider whether the Commercialization of the Licensed Product in the Territory by STA would infringe the intellectual property rights of such Third Parry unless a license is obtained from such Third Party (a “Third Party License”).  If such Third Party License is necessary to allow STA to exploit the Licensed Product in the Territory, and STA obtains such Third Party License on arms’ length terms, then, subject to satisfactory proof of payment, STA shall have the right to [***] of the amounts [***] by STA pursuant to the terms of any such Third Party License during a particular [***]; provided that [***] shall not be taken in any [***] to reduce the royalties otherwise due under this Agreement by more than [***] or the royalties payable with respect to Licensed Product pursuant to the Pfizer License Agreement.

6.5	General Principles of Royalty Calculation. All royalties payable under this Agreement shall be subject to the following conditions:
6.5.1	that [***] shall be due with respect to [***] the Licensed Product;
6.5.2

that no royalties shall be due upon the sale or other transfer of the Licensed Product among STA or its Related Parties, but in such cases the royalty shall be due and calculated upon STA’s or its Related Party’s Net Sales of the Licensed Product to the first independent Third Party;

6.5.3

no royalties shall accrue on [***] of the Licensed Product by STA or its Related Parties for use [***]; for the avoidance of doubt, nothing in this Section is intended to prevent royalties from accruing [***] of the Licensed Product by STA or its Related Parties [***];

6.5.4	no royalties shall accrue on the disposition of the Licensed Product [***] by STA or its Related Parties as [***].

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

6.6

Payment Dates and Reports.  Royalty payments shall be made by STA within [***] after the end of each Calendar Quarter commencing with the Calendar Quarter in which the First Commercial Sale occurs.  STA shall also provide to PUMA, at the same time each such payment is made, a report showing:  reasonably detailed information regarding a total monthly sales calculation, on a country-by-country basis, of Net Sales of Licensed Product (including gross sales and all Deductions) and all Royalties payable to PUMA for the applicable Calendar Quarter (including any foreign exchange rates employed and conversation calculations).

6.7

Mode of Payment. All payments to PUMA under this Agreement shall be made by deposit of Dollars in the requisite amount to the bank account designated by PUMA by written notice to STA.  Within [***] after its receipt of the payment, PUMA shall issue a receipt in a form required by STA.

6.8

Currency Conversion.  Conversion of sales recorded in local currencies to Dollars will be performed using an exchange rate for conversion of the foreign currency into Dollars calculated using the [***], or such other exchange rate or by reference to such other method of calculation of conversation rates as agreed from time to time by the parties in writing.

6.9

Taxes.  Any and all payments by STA under this Agreement shall be made free and clear of and without deduction or withholding for any taxes, except as required by Applicable Law. If STA shall be required by Applicable Law to deduct or withhold any taxes from or in respect of any sum payable under this Agreement to PUMA, then STA shall (i) make such deduction or withholding, (ii) timely pay the full amount of taxes deducted or withheld to the relevant taxing authorities in accordance with Applicable Law, (iii) notwithstanding anything in this Agreement to the contrary, pay to PUMA such additional amounts as necessary so that PUMA receives (for the avoidance of doubt, after deduction or withholding applicable to such additional amounts) the full amount it would have been entitled to if no such deduction or withholding applied, and (iv) send to PUMA proof of payment of such taxes , together with any document necessary to permit PUMA to seek a refund of such tax, if a refund is authorized by Applicable Law, within [***] following such payment.  If PUMA determines, in its sole discretion, [***]. All sales, use, value added, consumption and other taxes imposed with respect to the transactions contemplated by this Agreement, and any taxes imposed on STA or with respect to STA’s business operations or activities hereunder, shall be borne by STA (and, for the avoidance of doubt, all amounts stated in this Agreement exclusive of such taxes), and STA shall indemnify and hold harmless PUMA from and against all such taxes, including any penalties or interest associated therewith.

6.10

Interest on Late Payments.  If any payment due to PUMA under this Agreement is not paid when due, then STA shall pay interest thereon and on any unpaid accrued interest (before and after any judgment) at [***] above the Prime Rate of interest as reported in the Wall Street Journal on the date payment is due, such interest to run from the date upon which payment of such amount became due until payment thereof in full together with such accrued interest.

6.11

Confidentiality.  PUMA shall treat all information subject to review under this Article 6 as Confidential Information of STA in accordance with the confidentiality provisions of Article 9 and PUMA shall cause any accountant retained by PUMA to enter into a reasonably acceptable confidentiality agreement that includes an obligation to retain all such financial information in confidence.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

6.12

Relevant Records. STA shall keep, and shall cause its Affiliates and Sublicensees to keep accurate financial books and records pertaining to: STA’s and its Affiliates’ and Sublicensees’ sale of Licensed Product, including any and all calculations of payments due to PUMA hereunder and STA’s prosecution, maintenance and enforcement of Patents (collectively, “Relevant Records”). STA, its Affiliates and Sublicensees shall maintain the Relevant Records for the longer of: (a) the period of time required by Applicable Law, or (b) [***] following expiration or termination of this Agreement. STA shall require its Sublicensees to provide to STA (so that STA may provide the same to PUMA) copies of all Relevant Records relating to such Sublicensees’ sale of Licensed Products as necessary to allow PUMA or if applicable Pfizer (under the Pfizer License Agreement) to review such Relevant Records when conducting an audit of STA or PUMA, as applicable, pursuant to Section 6.13. Notwithstanding Section 6.11 and Article 9, pursuant to the Pfizer License Agreement, Pfizer will be allowed to review such Relevant Records.

6.13

Audit Rights. PUMA shall have the right during the term and for [***] thereafter to engage, at its own expense, an independent auditor reasonably acceptable to STA to examine the Relevant Records in STA’s or its Related Parties’ possession from time-to-time, but no more frequently than [***], as may be necessary to verify compliance with the terms of this Agreement. Such audit shall be requested in writing at least [***] in advance, and shall be conducted during STA’s (or its Related Parties’, as applicable) normal business hours and otherwise in manner that minimizes any interference to STA’s (or its Related Parties’, as applicable) business operations. PUMA shall bear any and all fees and expenses it may incur in connection with any such audit of the Relevant Records; provided, however, in the event an audit reveals an underpayment by STA of more than [***] as to the period subject to the audit, STA shall reimburse PUMA for any [***] costs and expenses of the audit within [***] after receiving invoices thereof. If any audit establishes that STA underpaid any amounts due to PUMA under this Agreement, then STA shall pay PUMA any such deficiency within [***] after receipt of written notice thereof.  For the avoidance of doubt, such payment will be considered a late payment, subject to Section 6.10.  If any audit establishes that STA overpaid any amounts due to PUMA under this Agreement, then STA shall be entitled to take a credit against future amounts becoming due to PUMA equal to the overpaid amount.

ARTICLE 7
INTELLECTUAL PROPERTY

7.1

Updated Licensed Patents and Licensed Know-How.  PUMA shall advise STA of any Information and Inventions Controlled by PUMA that are Licensed Know-How and necessary or useful to the Commercialization of the Licensed Product or its use in the Field in the Territory and that are made by either PUMA or any of its Affiliates, licensees or Third Parties contracted by PUMA, as well as the status of each Licensed Patent and acquisition of any new Licensed Patents with respect to the Licensed Product on a [***] basis.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

7.2

STA Inventions.  Except as provided in Section 7.4, STA shall solely own the proprietary right to all the improvements to Information and Inventions, and all intellectual property rights therein, made solely by STA and/or any of its Related Parties or Third Parties acting on its behalf with respect to the Licensed Product (“STA Inventions”) and shall have the right to file a patent in and outside the Territory on such STA Inventions. STA shall be solely responsible, at its discretion [***], for all decisions and actions with respect to the preparation, filing, prosecution and maintenance of Patents Controlled by STA; provided, however that (i) STA shall provide copies of STA’s proposed decisions and actions to PUMA at least [***] prior to any filing or response deadlines and (ii) PUMA may provide comments and suggestions with respect to such decisions and actions, and STA shall take such comments into good faith consideration and [***]. STA shall grant PUMA a non-exclusive, perpetual paid-up license, with the right to sublicense, outside the Territory to exploit STA Inventions solely to research, develop, make, have made, import, use, offer for sale and sell the Licensed Product outside of the Territory. STA shall inform PUMA promptly of any STA Inventions and patent applications covering the STA Inventions.

7.3

Joint Inventions.  Subject to Section 7.4, any Information and Inventions made jointly by employees of PUMA and STA or others acting on behalf of PUMA and STA jointly, and all intellectual property rights therein, will be owned jointly by PUMA and STA (“Joint Inventions”). Both Parties shall file, prosecute and maintain any patents for Joint Inventions worldwide under the names of both PUMA and STA, upon appropriate consultation between the Parties; provided, however, that STA or its Affiliates shall have the primary responsibility for handling all the proceedings relating to filing, prosecuting and maintaining any patents for Joint Inventions under the names of both PUMA and STA in the Territory and PUMA shall have the primary responsibility for handling all the proceedings relating to filing, prosecuting and maintaining any patents or filing and seeking to obtain patent term extensions or other equivalents for Joint Inventions under the names of both PUMA and STA outside the Territory.  [***].  Each Party shall be free to use and exploit Joint Inventions without an accounting to the other and without the obligation to obtain permission from the other Party to grant licenses thereunder.  To the extent necessary to effect the foregoing each Party hereby grants to the other Party a nonexclusive, worldwide, royalty-free, sublicensable license under its interest in all such Joint Inventions.

7.4

Notwithstanding Sections 7.2 and 7.3, Puma shall solely own (a) all STA Inventions and Joint Inventions that relate to the Licensed Product or the composition, use, administration, or manufacture thereof regardless of the inventorship of such STA Inventions or Joint Inventions, and (b) all Information and Inventions made by PUMA or its Related Parties or Third Parties acting on their behalf, and all intellectual property rights therein (“PUMA Inventions”).  For clarity, any Information and Inventions and intellectual property rights therein described in Section 7.4(a) shall be included in the Licensed Know-How and Licensed Patents, as applicable.  STA shall, and shall cause its Sublicensees and Affiliates, and all independent contractors, employees and agents, to cooperate with PUMA and take all reasonable actions and execute such agreements, declarations, assignments, legal instruments and documents as may be reasonably required to perfect PUMA’s right, title and interest in and to such PUMA Inventions.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

7.5

Application and Maintenance of Patents.  PUMA shall, [***], file, prosecute and maintain all the Licensed Patents in the Territory upon appropriate consultation with STA.  PUMA shall keep STA advised of the status of the actual and prospective Licensed Patent filings and, upon request, shall provide advance copies of any papers related to the filing, prosecution and maintenance of such Licensed Patent filings.  PUMA shall also, in its sole discretion, have the right to file, prosecute and maintain patents in the Territory regarding improvements to the Licensed Product, if any, which can be patented. The Parties’ rights and obligations with respect to rights licensed to PUMA pursuant to the Pfizer License Agreement that are sublicensed to STA under this Agreement are expressly subject to the terms of the Pfizer License Agreement. The Parties agree to cooperate reasonably with Pfizer with respect to matters described under this Agreement to the extent required by the Pfizer License Agreement.

7.6

If STA decides not to apply for a patent on a STA Invention owned solely by STA or decides not to file, prosecute or maintain any patent covering such a STA Invention in and/or outside the Territory, STA shall so notify PUMA in a timely fashion and shall permit PUMA, in its sole discretion, to apply for a patent in or outside the Territory in the name of PUMA [***] or to file, prosecute or maintain the patent or file for and seek to obtain patent term extensions or their equivalents in or outside the Territory in the name of PUMA [***].  In such event, STA shall execute such documents and perform such acts [***] as may be reasonably necessary in a timely manner to allow PUMA to continue such filing, prosecution or maintenance on behalf of and in the name of PUMA, and PUMA shall grant to STA a nonexclusive, royalty-free, worldwide license under such STA Invention.

7.7	Patent Enforcement.
7.7.1

Rights of Pfizer.  All rights of PUMA and STA under this Section 7.7 are expressly subject to the terms of the Pfizer License Agreement with respect to rights sublicensed to STA under the Pfizer License Agreement, with the terms and conditions of the Pfizer License Agreement being given effect prior to the terms and conditions of this Section 7.7. The Parties agree to cooperate reasonably with Pfizer with respect to matters described in this Section 7.7 to the extent required by the Pfizer License Agreement.

7.7.2

Notification.  If either Party becomes aware of any existing or threatened Infringement of the Licensed Patents in the Territory, which infringing activity involves the manufacture, use, import, offer for sale or sale of the Licensed Product in the Territory (a “Product Infringement”), it shall promptly notify the other Party in writing to that effect, and the Parties will consult with each other regarding any actions to be taken with respect to such Product Infringement.

7.7.3

Right to Enforce.  STA shall have the first right, but shall not be obligated, to bring an infringement action against any person or entity engaged in a Product Infringement of the (a) Licensed Patents in the Territory, (b) Patents on jointly owned Joint Inventions in the Territory and (c) Patents on STA Inventions owned solely by STA [***].  If STA fails to bring such an action with respect to (i) a Licensed Patent in the Territory, or (ii) Patents

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

on jointly owned Joint Inventions in the Territory (or to settle or otherwise secure the abatement of such Product Infringement) prior to the earlier of: (X) [***] following STA’s receipt or delivery of the notice under Section 7.7.2 or (Y) [***] before the deadline, if any, set forth in the Applicable Laws for the filing of such actions, PUMA shall have the right to bring and control any such action, [***] and by counsel of its own choice.  The same first right shall correspondingly apply in reverse in favor of PUMA for a Patent on a jointly owned Joint Invention outside the Territory.  For clarity, PUMA retains the sole right to enforce Licensed Patents outside the Field in the Territory, and outside the Territory.

7.7.4

Cooperation.  Each Party shall provide to the enforcing Party reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff, if required by applicable Laws to pursue such action.  The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, shall reasonably consider the other Party’s comments on any such efforts, and shall seek consent of the other Party in any important aspects of such enforcement, including determination of litigation strategy and filing of material papers to the competent court, which consent shall not be unreasonably withheld or delayed. The non-enforcing Party shall be entitled to separate representation in such matter [***], but such Party shall at all times cooperate fully with the enforcing Party. Neither Party shall have the right to settle any patent infringement litigation under this Section 7.7 in a manner that diminishes or adversely affects the rights or interests of the other Party without the prior written consent of such other Party, such consent not to be unreasonably withheld or delayed.

7.7.5

Expenses and Recoveries.  The enforcing Party bringing a claim, suit or action under Section 7.7.3 shall be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action.  If such Party recovers monetary damages in such claim, suit or action, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel), and any remaining amounts shall be shared as follows:

(a)

in respect of Licensed Patents in the Territory: (i) if PUMA is the enforcing Party:  the remaining amount will be shared [***] to PUMA and [***] to STA, or (ii) if STA is the enforcing Party: the remaining amount will be [***];

(b)	in respect of Patents on jointly owned Joint Inventions inside or outside the Territory the remaining amount [***];

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

(c)	in respect of Patents on PUMA Inventions described in Section 7.4(b) shall be retained solely by PUMA;
(d)	in respect of Patents on STA Inventions owned solely by STA inside or outside the Territory shall be retained solely by STA.
7.8	Patent Oppositions and Other Proceedings.
7.8.1

Rights of Pfizer.  All rights of PUMA and STA under this Section 7.8 are expressly subject to the terms of the Pfizer License Agreement with respect to rights sublicensed to STA under the Pfizer License Agreement, with the terms and conditions of the Pfizer License Agreement being given effect prior to the terms and conditions of this Section 7.8. The Parties agree to cooperate reasonably with Pfizer with respect to matters described in this Section 7.8 to the extent required by the Pfizer License Agreement.

7.8.2

If a Licensed Patent becomes the subject of any proceeding commenced in the Territory by a Third Party in connection with an opposition, action for declaratory judgment, nullity action, interference or other attack upon the validity, title or enforceability thereof, then PUMA shall have the first right, but not the obligation, to control such defense [***] using counsel of its own choice.  If PUMA decides that it does not wish to defend against such action, it shall notify STA reasonably in advance of all applicable deadlines, and STA shall thereafter have the right, but not the obligation, to assume defense of such action [***].

7.8.3

The Party controlling any defense under this Section 7.8 shall permit the non-controlling Party to participate in the proceedings to the extent permissible under applicable Laws and to be represented by its own counsel [***].  Notwithstanding any of the foregoing, the Party controlling any enforcement action pursuant to Section 7.7 shall also have the sole right to control the response to any attack on the validity, title, or enforceability of a Patent that is asserted by the alleged infringer(s) as a counterclaim or affirmative defense in such action.  Neither Party shall have the right to settle any proceeding under this Section 7.8 in a manner that adversely affects, or diminishes the rights or interests of, the other Party without the prior written consent of such other Party, such consent not to be unreasonably withheld or delayed.

7.8.4

Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in Section 7.8.2, including by providing access to relevant documents and other evidence and making its employees available at reasonable business hours; provided that neither Party shall be required to disclose legally privileged information unless and until procedures reasonably acceptable to such Party are in place to protect such privilege.  In connection

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

with any such defense or claim or counterclaim, the controlling Party shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken, and shall provide copies of all documents filed, in connection with such defense, claim or counterclaim.  In connection with the activities set forth in Section 7.8.2, each Party shall consult with the other as to the strategy for the defense of the Licensed Patents.

7.8.5

Patent Marking.  STA shall mark the package containing the Licensed Product marketed and sold by STA or its Affiliates or their Sublicensees or subcontractors hereunder in accordance with all Applicable Laws relating to patent marking.

7.8.6

Infringement of Third Party Rights.  If any Licensed Product used or sold by STA or its Affiliates or their Sublicensees or subcontractors becomes the subject of a Third Party’s claim or assertion of infringement of such Third Party’s Patent granted by a jurisdiction within the Territory, STA shall promptly notify PUMA, and the Parties shall, if so advised by their respective legal counsels, agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action.  Unless agreed otherwise by the Parties, STA shall be solely responsible for defending against any such claim or assertion, [***].  STA shall keep PUMA fully informed of such claim and its defense, and shall reasonably consider and seek to accommodate any timely comments of PUMA with respect thereto.

7.8.7

Third Party Licenses.  If, [***], the Commercialization of the Licensed Product in the Field in the Territory by STA, its Sublicensees or its or their respective Affiliates infringes or misappropriates any Patent or any intellectual property right of a Third Party in the Territory, such that STA, its Sublicensees or its or their respective Affiliates cannot Commercialize the Licensed Product in the Territory without infringing the Patent or intellectual property right of such Third Party, then STA shall have the first right, but not the obligation, to take the lead on negotiating the terms of each such license for the Territory in consultation with PUMA, and [***]; provided that such terms shall not in a manner that diminishes the rights or interests of either Party without the prior written consent of such Party, such consent not to be unreasonably withheld or delayed.

7.9	Trademark.
7.9.1

Ownership and Reservation of Rights.  PUMA shall own all right, title, and interest to the Trademarks in the Territory, and shall be responsible for the registration, prosecution, maintenance and enforcement thereof.  All costs and expenses of registering, prosecuting, maintaining and enforcing the Trademark shall be [***].  This Agreement provides STA

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with no right to use any trademark or other intellectual property of PUMA or its Affiliates, except for the Trademark and as expressly permitted by and subject to this Agreement.  All rights in the Trademark other than the rights expressly granted to STA by this Agreement are hereby reserved to PUMA.

7.9.2	Intellectual Property Rights
(a)

STA acknowledges and agrees that, as between STA and PUMA, PUMA is the sole and exclusive owner of all right, title and interest in and to the Trademark and is entitled to all goodwill associated therewith, and that all uses of the Trademark by STA and any Sublicensees and the goodwill generated thereby shall inure solely to the benefit of and be on behalf of PUMA.  STA acknowledges and agrees that nothing in this Agreement shall give STA or any Sublicensees any right, title or interest in or to the Trademark or the goodwill associated therewith, other than the right to use the Trademark solely in accordance with and subject to this Agreement.  To the extent that any rights in or to the Trademark are deemed to accrue to STA or any Sublicensees anywhere in the world pursuant to this Agreement, any use of the Trademark or otherwise, STA hereby assigns, and shall specify in any sublicense agreement that such Sublicensee shall, assign all such rights, at such time as they may be deemed to accrue, to PUMA.

(b)

STA shall, upon PUMA’s reasonable request [***], execute and deliver to PUMA all documents that are necessary or useful to: (A) secure or preserve PUMA’s rights in and to the Trademark (including PUMA’s ownership of the Trademark and any goodwill associated therewith); (B) protect and enforce PUMA’s rights in and to the Trademark (including in any action taken by PUMA with regard to third parties); (C) record this Agreement or to record STA or any Sublicensees as registered user(s) of the Trademark, as appropriate; or (D) cancel such registered-user recordations when appropriate.

(c)	STA shall not, and shall specify in any sublicense agreement that such Sublicensee shall not, at any time during or after the Royalty Term:
(1)

challenge, contest or attack, directly or indirectly, PUMA’s right, title or interest in or to the Trademark in any jurisdiction, or do or cause to be done or intentionally omit to do anything, the doing, causing or omitting of which would contest or in any way impair the rights of PUMA in or to the Trademark, or that could affect the validity of the Trademark or any registrations or applications thereof, including in any action in which

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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enforcement of a provision of this Agreement is sought; or willingly become a party adverse to PUMA in any claim, action, suit, arbitration, litigation or other proceeding in which a third party contests the value, validity and/or enforceability of the Trademark or PUMA’s rights therein;

(2)

use (A) any trademark that is confusingly similar to the Trademark; or (B) any word, symbol, character or set of words, symbols or characters, which in any language or any characters would be identified as the Trademark or which is otherwise confusingly similar to the Trademark; or

(3)

adopt, use, reserve, register or attempt to register (or allow others within its control to do the same), in any state or country or other jurisdiction throughout the world, any trademark that is confusingly similar to, misleading or deceptive with respect to, or dilutes or damages, the Trademark.

(d)

All uses of the Trademark by STA, its Affiliates or its Sublicensees shall reasonably include any notices and legends required by applicable Law or as reasonably requested by PUMA to preserve the validity of or PUMA’s rights in and to the Trademark, including where applicable the ® and TM notices.

7.9.3	Restrictions on Use. The use by STA of the Trademark is subject to the following restrictions:
(a)

Except as expressly set forth in this Agreement, neither STA nor an Affiliate nor any Sublicensee shall use the Trademark:  (i) as part of any composite trademark bearing STA’s or any Affiliate’s or Sublicensee’s trademarks; (ii) as part of any composite trademark bearing any trademark of any other Person; or (iii) as a part of any other combination or composite mark.

(b)	Except as expressly set forth in this Agreement, the Trademark shall not be used by STA, its Affiliates or its Sublicensees to identify products other than the Licensed Product within the Field.
(c)

STA shall not, and shall specify in any sublicense agreement that such Sublicensee shall not, register or apply for any Internet domain name that contains the Trademark or any trademark that is confusingly similar thereto.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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7.9.4	Quality Control.
(a)

Subject to all local laws and regulations, STA shall ensure that the Trademark is used in a manner that (i) complies with PUMA’s branding guidelines as may be reasonably updated and provided to STA by PUMA from time-to-time, and any other reasonable standards, guidelines and formats provided to STA from time-to-time and (ii) is in accordance with good trademark practice in the Territory.  PUMA will bear the costs resulting from any such updates that require changes to packaging, marketing materials or the like.

(b)

STA acknowledges the high standards, quality, style and image of the Trademark and that the quality control provisions of this Agreement are designed to ensure that all uses of the Trademark are consistent with the reputation for high quality symbolized by the Trademark and attributed to PUMA.  Accordingly, STA shall ensure that: (i) the Licensed Product shall be offered for sale, sold, labeled, packaged and distributed, advertised and otherwise exploited, in accordance with all Applicable Law; (ii) the Trademark is not used by STA in any manner that would reflect adversely on the reputation for high quality symbolized by the Trademark or the reputation of PUMA or its Affiliates; (iii) neither STA nor any Sublicensees use the Trademarks in any manner that devalues, injures, demeans or dilutes the reputation of the Trademark or the reputation of PUMA or its Affiliates; and (iv) the use of the Trademark shall adhere to a level of quality at least as high as the highest standard used by the STA in connection with its use of any Trademarks it may own, develop or acquire.

(c)

Upon the reasonable request of PUMA, STA shall deliver to PUMA representative samples of any of its uses of the Trademark (including any uses in or on advertising materials) and the Licensed Product as is necessary to ensure the above standards are being maintained.

7.9.5	Infringement.
(a)

In the event that either Party learns of any actual or threatened unauthorized use of the Trademark by a Third Party, such Party shall promptly notify the other Party of such use and any details thereof of which such Party is aware.  Within [***] of such notice (or sooner, if reasonably justified under the circumstances), PUMA, in its sole discretion, shall decide and inform STA whether PUMA will commence legal proceedings or take any other action in connection with such use.  If PUMA makes such election, STA shall, [***], provide all information in its possession and reasonable assistance to PUMA or its authorized

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representatives in connection therewith.  If PUMA does not so elect and such unauthorized use is materially impairing STA’s rights under this Agreement, STA may, in its sole discretion, in consultation with PUMA, commence legal proceedings in its own name and/or take other action in connection with such use and PUMA shall, [***], provide all information in its possession and reasonable assistance to STA or its authorized representatives (including all actions reasonably required to assist STA in enforcing its rights) in connection therewith.  Absent a future agreement to the contrary, the Party bringing an action under this Section shall control such action, [***]; provided, however, that neither Party shall enter into any settlement that would prejudice the other Party’s rights in or to the Trademark or otherwise impose any liability or obligations on the other Party, without the prior written consent of such Party.

7.10

Further Actions. Each Party shall, and shall cause its Sublicensees and Affiliates, and all independent contractors, employees and agents of such Party, to cooperate with the other Party and take all reasonable actions and execute such agreements, declarations, assignments, legal instruments and documents as may be reasonably required to perfect the other Party’s right, title and interest in and to all intellectual property rights as set forth in this Article 7.

ARTICLE 8
PHARMACOVIGILANCE AND SAFETY

8.1	Each Party shall provide to the other Party information regarding adverse drug experiences associated with its Clinical Studies and/or the sale of the Licensed Product in its respective territory.
8.2	The Parties shall execute a separate pharmacovigilance reporting agreement to specify the details of the Parties’ obligations with respect to pharmacovigilance within [***].

ARTICLE 9
Confidentiality AND Non-Disclosure

9.1

Confidentiality Obligations.  At all times during the Royalty Term and for a period of [***] following termination or expiration of this Agreement, each Party shall, and shall cause its Affiliates and, in the case of STA as the Receiving Party, its Sublicensees, and its and their respective officers, directors, employees and agents to, keep completely confidential and not publish or otherwise disclose and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or such use is reasonably necessary for the performance of its obligations or the exercise of its rights under this Agreement, provided that such disclosure or use must be bound by similar

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 9.  “Confidential Information” means any information provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) under or in connection with this Agreement and the Supply Agreement, including the terms of this Agreement and the Supply Agreement or any information relating to the Licensed Product (including the Regulatory Documentation and Regulatory Approvals and any information or data contained therein), any Commercialization of the Licensed Product in the Territory or the scientific, regulatory or business affairs or other activities of either Party.  Notwithstanding the foregoing, Confidential Information shall not include any information that:

9.1.1	is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the Receiving Party;
9.1.2

can be demonstrated by written documentation or other competent proof to have been in the Receiving Party’s possession prior to disclosure by the Disclosing Party without any obligation of confidentiality with respect to such information;

9.1.3	is subsequently received by the Receiving Party from a Third Party who is not bound by any obligation of confidentiality with respect to such information; or
9.1.4

can be demonstrated by written documentation or other competent evidence to have been independently developed by or for the Receiving Party without reference to the Disclosing Party’s Confidential Information.

9.1.5

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party.  Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

9.2	Permitted Disclosures. Each Receiving Party may disclose Confidential Information disclosed to it by the Disclosing Party to the extent that such disclosure by the Receiving Party is:
9.2.1

made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction or, if in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is otherwise required by Applicable Law; provided that the Receiving Party shall first have given notice, to the extent legally permitted, to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash such

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to the information that is legally required to be disclosed in response to such court or governmental order;

9.2.2

made by the Receiving Party to a Regulatory Authority as required in connection with any filing, application or request for Regulatory Approval; provided that reasonable measures shall be taken to obtain confidential treatment of such information;

9.2.3

with respect to this Agreement or the Supply Agreement, made by PUMA by filing this Agreement or the Supply Agreement with the U.S. Securities and Exchange Commission on a non-confidential basis for the purposes of complying with its disclosure obligations under applicable securities laws and regulations; provided,  however, that if this Agreement and/or the Supply Agreement is so filed, PUMA shall use reasonable efforts to seek confidential treatment of  portions of this Agreement and/or the Supply Agreement that it reasonably deems (upon advice by counsel) appropriate to be afforded confidential treatment;

9.2.4

made by the Receiving Party as necessary to file or prosecute Patent applications pursuant to Article 7, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement; provided that reasonable measures shall be taken to obtain confidential treatment of such information;

9.2.5

made by the Receiving Party to actual or prospective acquirers, merger candidates, investors, Sublicensees, consultants, agents, subcontractors (and to its and their respective Affiliates, representatives and financing sources); provided that each such Third Party to whom information is disclosed shall (i) be subject to reasonable obligations of confidentiality, (ii) be informed of the confidential nature of the Confidential Information so disclosed, and (iii) agree to hold such Confidential Information subject to the terms thereof.

9.3

Use of Name.  Except as expressly provided in this Agreement, neither Party shall mention or otherwise use a trademark of the other Party or its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material or other form of publicity without the prior written approval of such other Party in each instance, such approval not be unreasonably conditioned, withheld or delayed.  The restrictions imposed by this Section 9.3 shall not prohibit either Party from making any disclosure (a) identifying the other Party as a counterparty to this Agreement, (b) that is required by Applicable Law or the requirements of a

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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national securities exchange or another similar regulatory body (provided that any such disclosure shall be governed by this Article 9) or (c) with respect to which written consent has previously been obtained.  Further, the restrictions imposed on each Party under this Section 9.3 are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Article 9.

9.4

Press Releases.  As soon as practicable on or shortly following the Effective Date, the Parties shall issue the joint press release set forth as Exhibit D to this Agreement.  Neither Party shall issue any other press release or other similar public communication relating to this Agreement, its subject matter or the transactions covered by it, or the activities of the Parties under or in connection with this Agreement, without the prior written approval of the other Party, except (a) for communications required by Applicable Law or rules of a national securities exchange as reasonably advised by the issuing Party’s counsel (provided that where practicable the other Party is given a reasonable opportunity to review and comment on any such press release or public communication in advance thereof to the extent legally permitted and the issuing Party shall act in good faith to incorporate any comments provided by the other Party on such press release or public communication), (b) for information that has been previously disclosed publicly or (c) as otherwise set forth in this Agreement.

9.5

Publications.  STA and PUMA each acknowledge the other Party’s interest in publishing the results of its research in order to obtain recognition within the scientific community and to advance the state of scientific knowledge.  Each Party also recognizes the mutual interest in obtaining valid Patent protection and in protecting business interests and trade secret information.  Consequently, except for disclosures permitted pursuant to Section 9.2, a Party, its employees or consultants, wishing to make a publication shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure in English at least [***] prior to submission for publication or presentation.  The reviewing Party shall have the right (a) to propose modifications to the publication or presentation for Licensed Patent reasons, trade secret reasons or business reasons and (b) to request a reasonable delay in publication or presentation in order to protect patentable information.  If the reviewing Party requests a delay, the publishing Party shall delay submission or presentation for a period of [***] to enable patent applications protecting each Party's rights in such information to be filed.  Upon expiration of such [***], the publishing Party shall be free to proceed with the publication or presentation.  If the reviewing Party requests modifications to the publication or presentation, the publishing Party shall edit such publication to prevent disclosure of trade secret or proprietary business information prior to submission of the publication or presentation.

9.6

Return or Destruction of Confidential Information. Within [***] after the termination of this Agreement, or upon the written request of the Disclosing Party, the Receiving Party shall, at the Disclosing Party’s discretion, promptly destroy or return to the Disclosing Party all documentary, electronic or other tangible embodiments of the Disclosing Party’s Confidential Information to which the Receiving Party does not retain rights hereunder and any and all copies thereof, and destroy those portions of any documents that incorporate or are derived from the Disclosing Party’s Confidential Information to which the Receiving Party does not retain rights hereunder, and provide a written certification of such destruction, except that the Receiving Party may retain one copy thereof, to the extent that the Receiving Party requires such Confidential Information for

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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the purpose of performing any obligations or exercising any rights under this Agreement that may survive such expiration or termination, or for archival purposes.  Notwithstanding the foregoing, the Receiving Party also shall be permitted to retain such additional copies of any computer records or files containing the Disclosing Party’s Confidential Information that have been created solely by the Receiving Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with the Receiving Party’s standard archiving and back-up procedures, but not for any other use or purpose.

ARTICLE 10
REPRESENTATIONS AND WARRANTIES

10.1	Representations and Warranties of each Party to the other Party

Each Party represents and warrants to the other Party that:

10.1.1	it has the corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder;
10.1.2	the execution, delivery and performance of this Agreement have been duly and validly authorized and approved by proper corporate action on the part of such Party; and
10.1.3	it has no legal obligations or commitments to Third Parties inconsistent with this Agreement.
10.2	PUMA Additional Representations and Warranties.

PUMA hereby represents and warrants to STA that:

10.2.1

to PUMA’s knowledge, at the time of execution of this Agreement, except for rights of Pfizer in certain intellectual property rights licensed to PUMA pursuant to the Pfizer License Agreement, no claim of ownership, invalidity or infringement has been asserted by any Third Party, Affiliate, employee or agent of PUMA against PUMA with respect to the Licensed Patents, the Licensed Know-How or the Trademark with respect to the Territory;

10.2.2	PUMA has the full right, power and authority to grant the licenses under this Agreement, and its licenses to the Licensed Product shall be valid and in effect throughout the term of this Agreement;
10.2.3

PUMA has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Licensed Patents, the Licensed Know-How or the Trademark for or with respect to Licensed Products in the Territory;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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10.2.4

to PUMA’s knowledge, the exercise of the license granted to STA pursuant to this Agreement with respect to the Licensed Patents, the Licensed Know-How and the Trademark, and the Commercialization of the Licensed Product do not interfere with or infringe any intellectual property rights owned or possessed by any Third Party (other than the rights of Pfizer that are licensed to PUMA pursuant to the Pfizer License Agreement).

10.2.5

there are no claims, judgments or settlements against or owed by PUMA and no pending or, to PUMA’s knowledge, threatened claims or litigation relating to the Licensed Patents, the Licensed Know-How and the Trademark that would have a material adverse effect on the ability of PUMA to grant the license to STA in the Territory contemplated by this Agreement; and

10.2.6

PUMA has complied with any applicable Regulatory Authority regulations and requirements relating to the INDs, development, and Clinical Studies (as well as Good Laboratory Practices, Good Clinical Practices and Good Manufacturing Practices (as such terms are defined in applicable law)) for the Licensed Product, for which the failure to so comply would materially adversely affect the Commercialization of the Licensed Product in the Territory.

10.3	STA Additional Representations and Warranties.

STA hereby represents and warrants to PUMA that:

10.3.1

STA currently has, and will maintain during the term, (i) sufficient qualified and trained personnel and resources, and (ii) necessary financial and technical capacity to effectively fulfill its obligations related to the Licensed Products as contemplated in this Agreement;

10.3.2	as of the Effective Date, STA and its Related Parties do not, and are not contractually obligated to, developed, promote, offer for sale, sell or distribute any Competing Products;
10.3.3

STA shall, and shall ensure its Related Parties and all Third Parties that it engages with respect to activities directed to the Licensed Products shall, comply in all material respects with all Applicable Laws with respect to its activities and the performance of its obligations hereunder;

10.3.4

without limiting the generality of Section 10.3.3, STA shall comply with the U.S. Foreign Corrupt Practices Act of 1977 (as modified or amended). STA represents and warrants that it has not and will not directly or indirectly offer or pay, or authorize such offer or payment of, any money, or transfer anything of value, to improperly seek to influence any government official;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

10.3.5

STA will not utilize, and shall ensure its Related Parties and all Third Parties it engages, in conducting its obligations related to the Licensed Product, any Person that at such time are debarred by FDA, or that, at such time, are under investigation by FDA for debarment action pursuant to the provisions of the Generic Drug Enforcement Act of 1992 (21 U.S.C. § 355) or by the analogous Applicable Laws of any Regulatory Authority;

10.3.6

all employees, officers, contractors, and consultants of STA or its Related Parties working under this Agreement shall execute agreements requiring assignment to STA of all right, title and interest in and to their inventions and discoveries invented or otherwise discovered or generated during the course of and as a result of their association with STA, whether or not patentable, if any, to STA as the sole owner thereof; and

10.3.7

there is no pending or, to STA’s knowledge, threatened claim, litigation or any other proceeding brought by a Third Party against STA claiming that STA’s, its Related Parties’ and all Third Parties’ STA engages in, commercialization of any pharmaceutical products constitutes or would constitute infringement of such Third Party’s intellectual property right(s).

10.4

No Other Warranties.  EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 10, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE, NON-INFRINGEMENT, VALIDITY, ENFORCEABILITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  ANY INFORMATION PROVIDED BY PUMA OR ITS AFFILIATES IS MADE AVAILABLE ON AN “AS IS” BASIS WITHOUT WARRANTY WITH RESPECT TO COMPLETENESS, COMPLIANCE WITH REGULATORY STANDARDS, REGULATIONS OR APPLICABLE LAW OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND OF WARRANTY WHETHER EXPRESS OR IMPLIED.

ARTICLE 11
INDEMNITY

11.1

Indemnification by PUMA.  Subject only to the provisions of this Agreement, PUMA hereby agrees to indemnify and hold harmless STA, and its Affiliates, and the officers, directors, agents, representatives and employees of each of them (each, a “STA Indemnitee”), upon demand, against all losses, costs, claims, proceedings, actions, damages, liabilities, penalties and expenses, including reasonable legal fees and expenses, suffered or incurred by any of them (collectively, “Losses”) to the extent arising out of, resulting from or in connection with claims brought by a Third Party against an STA Indemnitee (excluding, for the purposes of this Article 11, any of STA’s Sublicensees) that are based upon: (i) the breach of any representation, warranty or obligation under this Agreement or the Supply Agreement by PUMA, (ii) the registration,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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distribution, sale, marketing and promotion or other exploitation of the Licensed Product outside the Territory by or on behalf of PUMA or its Related Parties, or (iii) the gross negligence or willful misconduct of PUMA; in each case, except to the extent caused by breach of representations, warranties or obligations under this Agreement by STA, or the gross negligence or willful misconduct of STA.

11.2

Indemnification by STA.  Subject only to the provisions of this Agreement, STA hereby agrees to indemnify and hold harmless PUMA, its Affiliates, and the officers, directors, agents, representatives and employees of each of them (each, an “PUMA Indemnitee”), upon demand, against all Losses to the extent arising out of, resulting from or in connection with claims brought by a Third Party against an PUMA Indemnitee that are based upon: (i) the breach of any representation, warranty or obligation under this Agreement or the Supply Agreement by STA, (ii) the registration, distribution, sale, marketing and promotion or other exploitation of the Licensed Product in the Territory by or on behalf of STA or its Related Parties, or (iii) the gross negligence or willful misconduct of STA; in each case, except to the extent caused by breach of representations, warranties or obligations under this Agreement by PUMA, or the gross negligence or willful misconduct of PUMA.

11.3

Procedure. If any Third Party notifies either Party hereto (the “Indemnified Party”) with respect to any matter that may give rise to a claim for indemnification against the other Party hereto (the “Indemnifying Party”) under this Article 11, then the Indemnified Party will notify the Indemnifying Party thereof promptly and in any event within [***] after receiving any written notice from a Third Party.  Once the Indemnified Party has given notice of the matter to the Indemnifying Party, the Indemnified Party may defend against the matter in any manner it reasonably may deem appropriate.  If the Indemnifying Party notifies the Indemnified Party within [***] after the date the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense of such matter, then (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may retain separate counsel at its sole cost and expense, (iii) the Indemnified Party will not consent to the entry of a judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party, which shall not be withheld or delayed unreasonably, and (iv) the Indemnifying Party will not consent to the entry of a judgment with respect to the matter or enter into any settlement that does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party, which shall not be withheld or delayed unreasonably.

11.4

Insurance.  During the term of this Agreement, the Parties shall maintain commercial general liability insurance coverage (including insurance covering contractual obligations) sufficient to cover their respective obligations to one another pursuant to the foregoing indemnification provisions.  From and after the commencement of Commercialization of the Licensed Product, STA shall also maintain products liability insurance coverage in such amount and with such terms as are reasonable and customary for companies Commercializing oncology products.  The coverage shall remain in place throughout the term of this Agreement and, if the insurance is written on a claims-made basis, for an additional [***] after expiration or termination of this Agreement. Each Party shall provide the other Party with a certificate of insurance within [***] of the date of the Effective Date and within [***] of each anniversary of the Effective Date.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

ARTICLE 12
Term and Termination

12.1

Expiration.  This Agreement shall become effective as of the Effective Date and unless sooner terminated pursuant to other sections of this Agreement shall continue in effect until the expiration of the Royalty Term. For the avoidance of doubt, STA acknowledges that if PUMA terminates this Agreement in accordance with this Article 12, whether before or after expiration of the Royalty Term, STA shall cease to have and shall immediately lose all license and other rights hereunder.

12.2

Termination for Breach.  Upon a material breach of any term of this Agreement by either Party, the other Party may give written notice of such breach to the breaching Party requesting cure of such breach within 90 days of such notice.  Should the breaching Party fail to cure such breach within such 90-day cure period, the other Party may immediately terminate this Agreement by written notice; provided, however, in the event of a good faith dispute with respect to the existence of such material breach, the expiration of the 90-day cure period shall be suspended until such time as the dispute is resolved pursuant to Section 13.9.

12.3

Termination for Bankruptcy. This Agreement may be terminated, to the extent permitted by applicable law, by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party subject to such proceeding consents to the involuntary bankruptcy or such proceeding is not dismissed within 90 days after the filing thereof.

12.4	Cross Termination. The termination of the Supply Agreement shall result in the automatic termination of this Agreement.
12.5	Consequences of Termination.
12.5.1

Upon Termination or expiration of this Agreement, (i) except for the surviving provisions set forth in Section 12.8 and the accrued rights of the Parties, all other rights and obligations of the Parties under this Agreement shall terminate as of the effective date of such termination; (ii) each Party shall pay all amounts then due and owing as of the effective date of such termination; and (iii) no later than [***] after the effective date of such termination, each Party shall return or cause to be returned to the other Party all Confidential Information in tangible form received from the other Party and all copies thereof; provided, however, that each Party may retain, in accordance with Section 9.6, (i) one copy of Confidential Information received from the other Party in accordance with Section 9.6; (ii) such additional copies of any computer records or files containing the Disclosing Party’s Confidential Information that have been created solely by the Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with the Party’s standard archiving and back-up procedures; and (iii) copies that must be maintained for legal and regulatory purposes or to exercise rights or perform obligations that survive such termination; and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

12.5.2

Upon the termination of this Agreement by PUMA pursuant to Section 12.2, 12.3 or 12.4, (i) STA shall to the extent permitted by Applicable Laws, transfer and assign to PUMA or its designees all data and documents, INDs, NDAs, and other regulatory filings and approvals for the Licensed Product in the Territory in STA’s Control as of the effective date of such termination that relate to and are reasonably necessary for PUMA to continue the development and commercialization of the Licensed Product in the Field in the Territory (collectively, “Supporting Documents”); provided that all Supporting Documents will be supplied by STA; (ii) STA hereby grants to PUMA a non-exclusive, fully paid-up, royalty-free, worldwide, transferable, perpetual and irrevocable license, with the right to sublicense through multiple tiers, under all intellectual property rights Controlled by STA that are necessary or reasonably useful to make, use, sell, offer for sale, or import the Licensed Product as they exist at the time of such termination of this Agreement; and (iii) PUMA shall have the option to purchase any remaining inventory of the Licensed Product at a price to be mutually agreed upon by the Parties, not to exceed the price paid by STA therefor pursuant to the Supply Agreement. The costs of assignments shall be borne by PUMA.

12.6

Regulatory Responsibilities of Both Parties.  Even after the termination for any grounds, each Party shall comply with the regulatory requirements which the Regulatory Authority within its respective territory imposes on such Party, if any.

12.7

Accrued Rights.  Termination of this Agreement shall not relieve the Parties of any liability or obligation that accrued under this Agreement prior to the termination.  In addition, termination of this Agreement shall not preclude either Party from pursuing all rights and remedies it may have under this Agreement or at law or in equity with respect to any breach of this Agreement.

12.8

Survival Clauses. Even after this Agreement is terminated or has expired, the following Sections shall survive the expiration or termination of this Agreement:  Articles 1, 7, 8, 9, 11, 12 and 13 until the third anniversary of the termination or expiration of this Agreement or such later date as such surviving Sections may expressly prescribe.

ARTICLE 13
Miscellaneous

13.1

Headings.  The headings and captions used in this Agreement to the several Articles, Sections and subsections hereof are for the convenience of the Parties only and are not to be construed to define, limit or affect the construction or interpretation hereof.

13.2

Severability.  In the event that one or more provisions of this Agreement is held invalid, illegal or unenforceable in any respect, then such provision shall not render any other provision of this Agreement invalid or unenforceable, and all other provisions shall remain in full force and effect and shall be enforceable, unless the provisions that have been found to be invalid or unenforceable shall substantially affect the remaining rights or obligations granted or undertaken by either Party.  The Parties agree to attempt to substitute for any invalid or unenforceable provision a provision which achieves to the greatest extent possible the economic objectives of the invalid or unenforceable provision.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

13.3	Amendment. This Agreement may not be changed, modified, amended or supplemented except by a written agreement signed by both Parties.
13.4	Assignment; Subcontracting.
13.4.1

This Agreement is binding upon and will inure to the benefit of the Parties and their respective permitted assignees or successors in interest, including without limitation those that may succeed by assignment, transfer or otherwise to the ownership of either of the Parties or of the assets necessary to the conduct of the business to which this Agreement relates.  This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that either Party may, without such consent, assign this Agreement together with all of its rights and obligations hereunder to its Affiliates, or to a successor in interest in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger or consolidation or similar transaction, subject to the assignee agreeing to be bound by the terms of this Agreement.  Any purported assignment in violation of the preceding sentences shall be void.  Any permitted successor shall assume and be bound by all obligations of its assignor or predecessor under this Agreement.

13.4.2

Notwithstanding Section 13.4.1, STA may subcontract the exercise of its rights and the performance of its obligations under this Agreement; provided that (a) STA shall oversee the performance by its subcontractors of the subcontracted activities in a manner that would be reasonably expected to result in their timely and successful completion and shall remain responsible for the performance of such activities in accordance with this Agreement; (b) any agreement pursuant to which STA engages a subcontractor must (i) be consistent with this Agreement and (ii) contain terms obligating such subcontractor to comply with confidentiality provisions that are at least as restrictive as those set forth in Article 9 and ownership of inventions and intellectual property provisions consistent with Article 7; and (c) STA shall procure that each subcontractor also enters into a confidentiality and non-disclosure agreement directly with PUMA on terms at least as restrictive as set forth in Article 9.

13.5	Binding Effect. Subject to the provisions of Section 13.4.1 herein, this Agreement shall inure to the benefit of, and be binding upon, the respective successors of the Parties.
13.6

Independent Party.  It is expressly agreed that PUMA and STA shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency.  Neither PUMA nor STA shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

13.7

Waiver.  The failure of either Party to enforce at any time any provision of this Agreement, or any right with respect thereto, or to exercise any election herein provided, shall in no way be considered to be a waiver of such provision, right or election, or in any way affect the validity of this Agreement.  The exercise by any Party of any right or election under the terms or covenants herein shall not preclude or prejudice any Party from exercising the same or any other right it may have under this Agreement, irrespective of any previous action or proceeding taken by the Parties hereunder.

13.8

Force Majeure.  Neither Party shall be liable to the other Party nor be deemed to have defaulted under or breached this Agreement for non-performance or delay in performance to the extent caused by or resulting from causes beyond the reasonable control of such Party, potentially including, without limitation, wars (whether declared or not), hostilities, acts of terrorism, revolutions, riots, civil disturbances, national emergencies, strikes, lockouts, unavailability of supplies, shortage of raw material or energy, computer viruses, epidemics, fires, floods, earthquakes, other forces of nature, explosions, embargoes, or any other Acts of God, or any laws, proclamations, regulations, ordinances, or other acts omissions or delays in acting by any court, government or governmental agency or government authority or the other Party.  Any occurrence of Force Majeure shall be reported by the affected Party to the other Party as soon as reasonably practicable, and the affected party shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

13.9

Dispute Resolution and Arbitration.  The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof.  In the event that any such dispute after such good faith negotiation cannot be resolved by their respective staff, said dispute shall be referred promptly to the CEO of STA, and the President and Chief Executive Officer of PUMA, who shall make a good faith effort to resolve the matter within [***] from the date of any such referral.  If the matter has not been fully resolved utilizing the process set forth above, and a Party wishes to pursue the matter, each such dispute shall be finally resolved through binding arbitration in [***] administered by the [***] under its arbitration rules in force when the Notice of Arbitration is submitted, unless the Parties agree on another neutral location before any of the Parties has submitted a Notice of Arbitration. The tribunal shall consist of three arbitrators, with each Party appointing one arbitrator and the third arbitrator to be selected by mutual agreement of the two arbitrators appointed by the Parties.  The language of the arbitration shall be English. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages.  Each Party [***].

Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.

The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination.  Nothing in this Section 13.9 will preclude either Party from seeking interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

Notwithstanding the Parties’ agreement to arbitrate, unless the Parties agree in writing in any particular case, claims and disputes between the Parties relating to or arising out of, or for which resolution depends in whole or in part on a determination of the interpretation, scope, validity, enforceability or infringement of, Patents shall not be subject to arbitration under this Agreement, and the Parties may pursue whatever rights and remedies may be available to them under law or equity, including litigation in a court of competent jurisdiction, with respect to such claims and disputes.

13.10	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without referring to conflicts of law principles.
13.11	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
13.12

Cumulative Remedies.  No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

13.13

Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

13.14

Certain Conventions.  Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated.  Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, and (c) words using the singular shall include the plural, and vice versa.

13.15

Business Day Requirements.  In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

13.16

Notices. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified below or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 13.16.  Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the third Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service.  Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter.  This Section 13.16 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

13.16.1	If to STA, to:

Specialised Therapeutics Asia Pte Ltd
50 Raffles Place #32-01, Singapore Land Tower,

Singapore, 048623
Attention:  [***]
Facsimile:  [***]

13.16.2	If to PUMA, to:

PUMA Biotechnology, Inc.
10880 Wilshire Blvd, Suite 2150
Los Angeles, CA 90024, USA
Attention: [***]
Facsimile: [***]

With copies to:

Latham & Watkins

650 Town Center Drive, 20th Floor

Costa Mesa CA 92626-1925, USA

Attention: [***]

Latham & Watkins

140 Scott Drive

Menlo Park, CA 94025-1008, USA

Attention: [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

13.17

No Benefit to Third Parties.  The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

13.18

Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the U.S. or other countries which may be imposed upon or related to PUMA or STA from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity.

13.19

Further Assurance.  Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

13.20

Entire Agreement. This Agreement, together with its Exhibits and other agreements and documents contemplated hereby, constitutes and contains the entire understanding and agreement of the Parties respecting the subject matter hereof and cancels and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matter.  Notwithstanding the foregoing, to the extent the terms and conditions of the body of this Agreement conflict with the terms and conditions of any Exhibit hereto, the terms and conditions of the body of this Agreement shall govern.  No terms or provisions of this Agreement will be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

[SIGNATURE PAGE FOLLOWS.]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

PUMA Biotechnology, Inc.	Specialised Therapeutics Asia Pte Ltd
By: /s/ Alan H. Auerbach Name: Alan H. Auerbach Title: Chief Executive Officer	By: /s/ Carlo Montagner Name: Carlo Montagner Title: Chief Executive Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

EXHIBIT A – LICENSED PATENTS

[***]

i

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

EXHIBIT B – Licensed Product

[***]

INN: [***]

CAS-Number: [***]

CAS-Number: [***]

Company Code: [***]

Additional Codes: [***]

Chemical Name:

[***]

Formula:

Code		Formula	Salt form
[***]	[***]	[***]	[***]
		[***]	[***]
[***]	[***]	[***]	[***]

Chemical Structure:

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

EXHIBIT C – ongoing clinical trIAls

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Puma Biotechnology, Inc.

EXHIBIT D – FORM OF AGREED PRESS RELEASE

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.